                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  December 31, 1998


                          REDWOOD BROADCASTING, INC.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)


      Colorado                      33-00321                84-0928022
 -------------------------------------------------------------------------
   (State or other                 (Commission             (IRS Employer
   jurisdiction of                file number)            Identification
  incorporation or                                            Number)
    organization)


      P.O. Box 3463, 11 Sundial Circle #17, Carefree, Arizona      85377
      -------------------------------------------------------------------
      (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:  (602) 488-2596


             P.O. Box 3463, 7518 Elbow Bend Rd., Bldg. A, Suite I
                           Carefree, Arizona  85377
       ----------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 1:   CHANGE IN CONTROL OF THE COMPANY
          --------------------------------

     On December 31, 1998, a change in control of Redwood Broadcasting, Inc. (the "Company) occurred in connection with the consummation of a certain Stock Purchase Agreement (the "Agreement").

     Under the terms of the Agreement, Andaman Investments, Inc., a British Columbia, Canada corporation ("Andaman") purchased from six of the Company's shareholders an aggregate of 690,000 shares of the Company's common stock for a total purchase price of $100,000. The names of the shareholders and the number of shares sold was as follows:

          Name of Shareholder                No. of Shares
          -------------------                -------------

          Redwood Microcap Fund, Inc.        413,397 shares
          Rockies Fund, Inc.                 225,000 shares
          Ratna Enterprises, LLC             30,000 shares
          Alan Williams                      9,603 shares
          Edward Gizdich                     14,000 shares
          Vernon D. Moorer, Jr. Trust        17,500 shares

     The 690,000 shares of the Company's common stock acquired by Andaman represented 48.9% of the Company's total issued and outstanding shares of common stock.

     Further, as part of the transactions covered by the Agreement, John C. Power and J. Andrew Moorer resigned as officers and directors of the Company, and Ron Conquest and Greg Mastroieni were elected to serve as the directors of the Company to fill the vacancies created by the resignations of Messrs. Power and Moorer.

     As part of the transactions provided for in the Agreement, prior to consummation of the change in control, substantially all of the assets of the Company and substantially all of its liabilities were transferred to its wholly owned subsidiary, Alta California Broadcasting, Inc. ("Alta") in consideration to the issuance to the Company of additional shares of Alta common stock. Under the terms of the Agreement, the shares of common stock of Alta will be held in a voting trust and escrow to be distributed to the shareholders of the Company, pro rata, as of December 10, 1998, the previously announced record date for the distribution. Following the distribution of the shares of common stock of Alta, which will be effective as a spin-off, shareholders of the Company will continue to own shares of the Company's common stock as well as shares of Alta common stock. It is the intention that Alta will continue to engage in the radio broadcasting activities previously conducted by the Company.

     The Agreement provides that, following the closing, and no later than January 31, 1999, the Company under the supervision of its newly appointed Board of Directors would enter into a definitive merger agreement with Interactive Radio Group, Inc. Consummation of the acquisition and merger with Interactive Radio Group, Inc. is subject to several conditions, including the approval of the transaction by the shareholders of Interactive Radio Group, Inc. as well as the preparation, filing and declaration of effectiveness of a Form S-4 Registration Statement to be filed by the Company with the Securities and Exchange Commission as part of the acquisition.


ITEM 7:   EXHIBITS
          --------

     1.0  Stock Purchase Agreement

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REDWOOD BROADCASTING, INC.



Date:  January 14, 1999            By:  /s/ Ron Conquest
                                        ----------------------------------
                                        Ron Conquest
                                        Principal Executive Officer